As filed with the Securities and Exchange Commission on November 7, 2018
Registration No. 333-__________.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

ZAGG INC
(Exact name of registrant as specified in its charter)

Delaware	20-2559624
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

910 West Legacy Center Way, Suite 500
Midvale, Utah 84047
(801) 263-0699
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bradley J. Holiday
910 West Legacy Center Way, Suite 500
Midvale, Utah 84047
(801) 263-0699
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jeffrey M. Jones, Esq.
Durham Jones & Pinegar, P.C.
111 Main Street, Suite 2400
Salt Lake City, UT 84111
(801) 415-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Common Stock, par value $0.001 per share	(1)	(1)	$100,000,000 (1) (2)	$10,070.00 (2)
TOTAL REGISTRATION FEE				$10,070.00 (2)

(1)
There are being registered hereunder such indeterminate number of shares of common stock as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
In accordance with Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include unsold securities in the amount of $100,000,000.00 (the “Unsold Securities”) that previously were registered pursuant to the registration statement on Form S-3 (File No. 333-208213), initially effective on February 26, 2016 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6), the registration fees in the amount of $10,070.00 previously paid with respect to the Unsold Securities will continue to be applied to the Unsold Securities. To the extent that, after the filing date hereof and prior to the effectiveness of this

Registration Statement, the registrant sells any of the Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of such Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the amount of any new securities to be registered on this Registration Statement, such that the securities registered hereunder shall have an aggregate initial offering price not to exceed $100,000,000. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 7, 2018

PROSPECTUS
ZAGG INC

 $100,000,000
Common Stock

By this prospectus, ZAGG Inc (“ZAGG,” the “Company,” or “we”) may offer and sell from time to time, in one or more issuances, up to an aggregate of $100,000,000 of our common stock in amounts, at prices and on terms to be determined by us at the time of offering. We will provide specific terms of the offerings, including the offering prices, in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. We may sell the common stock in the same offering or in separate offerings, and directly to you or to or through underwriters, dealers or agents we select. If we use underwriters, dealers or agents to sell the securities, we will name them, describe their compensation and describe any overallotment options granted to them in supplements to this prospectus. See “Plan of Distribution” in this prospectus.

Our common stock is traded on the NASDAQ Global Market under the symbol “ZAGG.” On November 6, 2018, the last reported sale price of our common stock as quoted on the NASDAQ Global Market was $12.25 per share.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

You are urged to carefully read this prospectus, the prospectus supplement relating to any specific offering of common stock and all of the information incorporated by reference herein and therein. Our business, and an investment in our common stock, involves significant risks. These risks are discussed in this prospectus under “Risk Factors” beginning on page 4 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 7, 2018.

We have not authorized any person to give any information or make any representations in connection with this offering other than those contained or incorporated by reference into this prospectus and any accompanying prospectus supplement in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement is correct as of any date subsequent to the date hereof or of such prospectus supplement.

ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this prospectus, we use the terms “we,” “us,” “our,” “ZAGG” and the “Company” to refer to ZAGG Inc and its subsidiaries. Our common stock is traded on the NASDAQ Global Market under the symbol “ZAGG.”

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any amount of the common stock described in this prospectus in a dollar amount that does not exceed $100,000,000, in the aggregate.

This prospectus provides you with a general description of the common stock we may offer. We may provide a prospectus supplement containing specific information about the amounts, prices and terms of the common stock for a particular offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in the securities. See “Where You Can Find More Information” for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the common stock offered under this prospectus. The registration statement can be read at the SEC’s website (http://www.sec.gov) or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of this common stock are permitted. You should not assume that information contained in this prospectus, in any prospectus supplement, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of common stock occurs.

We may sell the common stock to underwriters who will in turn sell the common stock to the public on terms fixed at the time of sale. In addition, the common stock may be sold by us directly or through dealers or agents that we may designate from time to time. If we, directly or through agents, solicit offers to purchase the common stock, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers. A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to be received by the Company. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.

SUMMARY

Our Business

We are an innovation leader in mobile tech accessories for smartphones and tablets, and are committed to enhance every aspect of performance, productivity and durability in mobile devices with creative product solutions. ZAGG was created from the concept of applying a clear film originally designed to protect military-helicopter blades in harsh desert conditions to protect consumers’ mobile devices. Mobile devices are essential to modern living and our mission is to ensure better performance in the real world.

In addition to our home-grown brands, we have created a platform to combine category-creating and innovative brands that address specific consumer needs to empower a mobile lifestyle. We have an award-winning product portfolio that includes screen protection, power cases, power management, wireless charging, personal audio, mobile keyboards, and cases sold under the ZAGG®, InvisibleShield®, mophie®, IFROGZ® and BRAVEN® brands.

We have established four corporate objectives and seven core values to act as a foundation for ZAGG's corporate culture and guide ZAGG daily:

Corporate Objectives	Core Values
The Preferred Brand	Integrity
Creative Product Solutions	Ownership
Targeted Global Distribution	Care for People
Operational Excellence	Passion
Continuous Improvement
Performance
Sense of Urgency

The corporate objectives are intended to align our functional teams’ goals and execution. Every ZAGG employee is trained to understand his or her role in executing to these objectives. Each core value acts as a key component in working toward ZAGG’s corporate objectives of providing creative product solutions, executing targeted global distribution, achieving operational excellence, and being the preferred brand for its customers.

Our Products

InvisibleShield Products

InvisibleShield products are designed to provide premium, lifetime protection for mobile device screens against shattering or scratching through military-grade solutions. Our products are designed to provide peace of mind by enabling consumers to fearlessly enjoy their mobile devices and never experience the inconvenience of a shattered or scratched screen.

InvisibleShield is focused on producing industry-leading screen and device protection. Our protective film and glass products offer consumers a wide array of protection types and features, all with a limited lifetime warranty.

Our InvisibleShield films were originally developed to protect the leading edge of rotary blades on military helicopters. Through constant innovation, we continue to formulate new films that are designed to offer the highest standards in self-healing scratch and impact protection. We also continue to drive innovation around simplifying the customer application experience like we have done with our EZ Apply® tabs, which are designed to help users align and apply InvisibleShield products. We also provide custom-fit screen protection for thousands of device types through our automated InvisibleShield On Demand (“ISOD”) solution. With ISOD, retailers can supply consumers with screen protection for nearly any device model, all without having to hold excess inventory.

InvisibleShield Glass is designed to provide premium screen protection and clarity, along with a superior feel and universally compatible touch sensitivity. During the third quarter of 2018, we launched InvisibleShield Glass + VisionGuard™ for the iPhone Xs, iPhone Xs Max and iPhone XR which features protective EyeSafe® technology that filters out portions of the harmful high-energy visible blue light spectrum emanating from device screens, while maintaining the superior color performance of the device display.

We have the leading market share in screen protection and have maintained that leading position by consistently delivering innovative products to the market.

mophie Products

mophie is a leading battery case, mobile power, and wireless charging brand with award-winning products designed to liberate mobile users from the limitations of mobile devices by providing more time to rock, talk, watch, game, surf, save, and send. Notably, the original juice pack® is designed to provide device-specific protection as well as additional battery power to many of the most popular mobile phones. mophie products are recognized for style and engineered for performance, providing a seamless integration of hardware, software, and design.
The mophie ecosystem of mobile accessories is designed to provide both power and protection for virtually any mobile device. With groundbreaking battery cases, including extra data storage options, wireless charging, universal batteries, cables, adapters, and docks, mophie products represent innovation at the forefront of design and development.

mophie's innovative new universal wireless charging pad is designed to provide an optimized charging experience with the latest Qi wireless charging technology for universal compatibility. During the third quarter of 2018, new charge stream powerstations were launched to ensure customers have access to easy, fast and convenient wireless charging anywhere and anytime for Apple®, Samsung® and other Qi-enabled mobile devices.

IFROGZ Products

IFROGZ products are strategically designed and positioned to bring personal audio to the value space by providing a product assortment that represents outstanding performance, active lifestyles, and dual-purpose designs that are on trend with consumers’ needs. IFROGZ refines today’s newest audio technology to deliver the features consumers want, while eliminating those that needlessly increase costs, so that everyone can participate in our increasingly mobile world.

In 2007, the IFROGZ EarPollution® product line was released. This eclectic selection of earbuds and headphones specifically targeted a younger demographic while still appealing to a wide spectrum of consumers. During the third quarter of 2018, we introduced the Sound Hub™ wireless earbud family. With this new line of wireless audio, customers have more customized options for their wireless audio as its Bluetooth® receiver turns any device with a 3.5mm jack, such as headphones, earbuds, and speakers, into a wireless audio device.
We continue to innovate and expand our headphone and earbud product lines under the IFROGZ name to include offerings for all ages under both the EarPollution and IFROGZ brands.

BRAVEN Products

During the third quarter of 2018, we acquired BRAVEN Audio to expand our product profile. BRAVEN products are designed with cutting-edge technology to produce premium Bluetooth audio solutions for the outdoor adventurer and modern audio enthusiast. We anticipate that the combination of high audio quality, ease of use and superior features will enable us to develop the BRAVEN brand into one of the fastest growing wireless audio brands in the industry.

ZAGG Products

Products under the ZAGG brand are designed to empower people to live their lives unleashed. Mobility is changing everything and ZAGG is driving the mobile lifestyle forward with products that are designed to allow consumers to be productive and connected at work, at play and at rest. ZAGG products which include keyboards, cases, and social tech are designed to free consumers from the confines of the traditional workplace. We believe “getting away” shouldn’t mean being disconnected. We support the communicators, commuters, creators and closers who live a mobile lifestyle.

Our ZAGG products are designed to feature cutting-edge design and innovation to provide portability, style, and productivity that can keep up with even the most active mobile users. We believe that with the right mobile accessories, no one ever has to feel tethered or held back.

ZAGG keyboards are designed to offer consumers an enhanced and innovative productivity experience. Since entering this category, we have continually reinvented the ZAGG line of keyboards while also providing timely, curated solutions for new devices released by Apple, Microsoft®, and Samsung, as well as other leading mobile device manufacturers. In addition to device-specific keyboards and folio keyboard cases, the ZAGG line of universal full-size Bluetooth keyboards are designed to be compatible with virtually any device and mobile operating system. During the third quarter of 2018, we expanded our keyboard lineup with the Flex® universal keyboard and stand, which features a slim and portable design. The Flex universal keyboard can work with any Bluetooth device and make data entry fast and easy by eliminating hunt-and-peck typing.

We continue to innovate and expand our wireless keyboard product lines as end users’ requirements evolve in this rapidly changing market segment.

Corporate Information

We maintain our corporate headquarters at 910 West Legacy Center Way, Suite 500, Midvale, Utah 84047. Our telephone number is (801) 263-0699, and our website addresses are www.ZAGG.com and www.mophie.com (the URLs are included here as an inactive textual references and information contained on, or accessible through, our websites is not a part of, and is not incorporated by reference into, this report. Information contained on, or accessible through, our websites is not a part of, and is not incorporated by reference into, this prospectus).

Summary of the Offering of Common Stock by the Company

Common Stock:
We may offer up to $100,000,000 of common stock in one or more offerings. A prospectus supplement, which we will provide each time we offer common stock, will describe the specific amounts, prices and terms of the common stock.  We are authorized to issue one class of common stock. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election by the holders of our common shares. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors.

We may sell the common stock to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of common stock. Each prospectus supplement will set forth the names of any underwriter, dealer or agent involved in the sale of common stock described in that prospectus supplement and any applicable fees, commissions or discount arrangements with them.  See “Plan of Distribution” in this prospectus.

Use of proceeds:
Unless otherwise indicated in any prospectus supplement, the net proceeds from the sale of common stock offered by this prospectus will be used for general corporate purposes and working capital requirements. We may also use a portion of the net proceeds to fund possible investments in and acquisitions of complementary businesses, partnerships, minority investments, products or technologies. Currently, there are no commitments or agreements regarding such acquisitions or investments that are material.

Risk factors:	See “Risk Factors” for a discussion of the factors you should carefully consider before deciding to invest in shares of our common stock.

RISK FACTORS

Investing in any of the securities is speculative and involves significant risk.  You should consider carefully the risk factors discussed within the section entitled “Risk Factors” beginning on page 7 of our Annual Report on Form 10-K for our fiscal year ended December 31, 2017, which is incorporated by reference in this prospectus, and may be amended, supplemented or superseded from time to time by other reports we file, have subsequently filed with the SEC, and may file in the future and any prospectus supplement related to a particular offering, for a discussion of particular factors you should consider before determining whether an investment in any of the securities is appropriate for you. Any of the risks described in such reports and prospectus supplements could materially and adversely impair our business, financial condition and operating results. In such case, the trading price, if any, of the common stock could decline or you could lose all or part of your investment.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and the documents we have incorporated herein by reference, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, and competition. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Further information concerning our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Forward-looking statements are not guarantees of future performance. You should not put undue reliance on any forward-looking statements. All forward-looking statements are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially from those expressed in or implied by these forward-looking statements. Many of the factors that will affect our future results are beyond our ability to control or predict. Some of our forward-looking statements include the following:

•	Discussions of our planned implementation of business strategy;

•	Discussions of future financial performance;

•	Discussions of acquisition strategies;

•	Discussions of capital raising transactions;

•	Discussions of anticipated performance of recent acquisitions; and

•	Discussions of our performance of contractual obligations.

For a more detailed description of these particular forward-looking statements and for other factors that may affect any forward-looking statements, see “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2017, and any subsequently filed Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including reports filed after the date of this prospectus, which are incorporated by reference in this prospectus. See “Where You Can Find More Information.”

When considering any forward-looking statement, you should also keep in mind the risk factors described under the section entitled “Risk Factors” in this prospectus and incorporated by reference in this prospectus. Any of these risks could impair our business, financial condition or results of operation. We undertake no obligation to update any forward-looking statements after distribution of this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to the certificate of incorporation and the bylaws. Copies of these documents are exhibits to our registration statement, of which this prospectus forms a part, and are incorporated by reference into the registration statement.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share. As of November 6, 2018, we had 27,793,179 shares of common stock outstanding. Our common stock is listed on the NASDAQ Global Market under the symbol “ZAGG.”

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Anti-Takeover Provisions under our Certificate of Incorporation and Bylaws.

Our Certificate of Incorporation and Bylaws, as amended, contain various provisions that could render more difficult certain unsolicited or hostile attempts to take us over, that could disrupt us, divert the attention of our directors, officers and employees and adversely affect the independence and integrity of our business. These provisions include:

•Special Meetings of Stockholders — Our Bylaws, as amended, provide that special meetings of the stockholders may only be called by our Board of Directors, the Chairman of the Board, our Chief Executive Officer, or by stockholders holding at least ten percent (10%) of the voting shares of the Company.

•Advance Notice Bylaws — Under our Bylaws, as amended, in order for a stockholder to properly bring a director nominee or any other business before an annual meeting of stockholders, or to propose a director nominee for purposes of a special meeting of stockholders, the stockholder must provide us with timely notice thereof (including, in the case of director nominations, certain information regarding the nominee and the proposing stockholder). This provision could make it more difficult for stockholders to propose business at our stockholder meetings.

•Vacancies — Our Bylaws, as amended, provide that vacancies on our board may be filled by a majority of directors in office, although less than a quorum.

•Authorized but Unissued Shares — Subject to the rules of the NASDAQ Global Market, our Board of Directors may cause us to issue our authorized but unissued shares of common stock in the future without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger, or otherwise.

Anti-Takeover Provisions under Delaware Law.

We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), which we refer to as “Section 203,” regulating corporate takeovers.

Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with (i) a stockholder who owns fifteen percent (15%) or more of our outstanding voting stock (otherwise known as an “interested stockholder”); (ii) an affiliate of an interested stockholder; or (iii) an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than ten percent (10%) of our assets. However, the above provisions of Section 203 do not apply if (i) our Board of Directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction; (ii) after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least eighty-five percent (85%) of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or (iii) on or subsequent to the date of the transaction, the business combination is approved by our Board of Directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. We have not opted out of this provision. Section 203 could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Empire Stock Transfer Inc., whose corporate office is located at 1859 Whitney Mesa Drive, Henderson, Nevada 89014.

Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “ZAGG.”

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, the net proceeds from the sale of common stock offered by this prospectus will be used for general corporate purposes and working capital requirements. We may also use all or a portion of the net proceeds to fund possible investments in and acquisitions of complementary businesses, assets, partnerships, minority investments, products or technologies. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated needs of our business. As a result, unless otherwise indicated in any prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings.

PLAN OF DISTRIBUTION

We may, from to time, offer the securities registered hereby up to the maximum amount.  We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, with or without an underwriting syndicate, through agents, or directly to one or more purchasers or a combination of these methods. We may distribute securities from time to time in one or more transactions or offerings:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices or in competitive bid transactions.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•the name or names of the underwriters, dealers or agents, if any, and the types and amounts of     securities underwritten or purchased by each of them;

•the purchase price of the securities and the proceeds we will receive from the sale;

•any over-allotment options under which underwriters may purchase additional securities from us;

•any agency fees or underwriting discounts and other items constituting agents’ or underwriters’     compensation;

•any public offering price;

•any discounts or concessions allowed or reallowed or paid to dealers; and

•any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize underwriters, dealers, or agents to solicit offers by certain types of institutional investors or other purchasers to purchase our securities from them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering, the underwriters may purchase and sell securities in the open market. Any underwriter may engage in short sales, over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price and are made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.

Any underwriters that are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in our common stock on the NASDAQ Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities.

The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

The validity of the securities offered by this prospectus and any prospectus supplement will be passed upon by Durham Jones & Pinegar, P.C., of Salt Lake City, Utah. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of ZAGG Inc as of December 31, 2017, and 2016, and for each of the years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2017, expresses an opinion that ZAGG Inc did not maintain effective internal control over financial reporting as of December 31, 2017, because of the effect of a material weakness on the achievement of the objectives of the control criteria, and contains an explanatory paragraph that states a material weakness related to the control environment, risk assessment and control activities related to customer product returns and accounts receivable as of December 31, 2017, has been identified and included in management’s assessment.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         Some of the information that you should consider in deciding whether to invest in the securities is not included in this prospectus, but rather is incorporated by reference to certain reports that we have filed with the SEC. This permits us to disclose important information to you by referring to those documents rather than repeating them in full in the prospectus. The information incorporated by reference in this prospectus contains important business and financial information. We incorporate by reference the following documents filed by us with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•
Our Annual Report on Form 10-K, for the year ended December 31, 2017, filed March 15, 2018, including portions of our Proxy Statement for the 2018 Annual Meeting of Stockholders to the extent specifically incorporated by reference therein;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 (filed May 9, 2018), June 30, 2018 (filed August 1, 2018) and September 30, 2018 (filed November 7, 2018);

•
Our Current Reports on Form 8-K filed March 7, 2018 (as amended March 8, 2018), April 12, 2018, April 27, 2018, May 8, 2018, May 11, 2018, June 20, 2018, July 30, 2018, July 31, 2018, August 16, 2018, September 6, 2018, September 24, 2018, October 26, 2018, and November 6, 2018; and

•	The description of our common stock contained in our Registration Statement on Form 8-A12B, filed November 5, 2009, including any amendment or report filed for purposes of updating such description.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits have been specifically incorporated by reference thereto. You may request a copy of these reports or documents, at no cost, by writing or telephoning us at the following address:

ZAGG Inc
910 West Legacy Center Way, Suite 500
Midvale, Utah 84047
Phone: 801-263-0699

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended, and as a result file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to below, as well as on our corporate website, http://www.zagg.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to the securities.

You may read and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information regarding the operation of the public reference room by calling 1-800-732-0330. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director or officer of our company in the successful defense of the action, suit or proceeding) is asserted by a director or officer in connection with securities which may have been registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee:

SEC Registration Fee		$10,070.00
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
NASDAQ Global Market Listing Fee	$	*
Printing Expenses	$	*
Miscellaneous	$	*
Total		$10,070.00

* Fees payable will depend on the securities offered, the number of issuances, and the nature of the offerings, and cannot be fully estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 102(b)(7) of the DGCL provides that a Delaware corporation, in its certificate of incorporation, may limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any (i) transaction from which the director derived an improper personal benefit; (ii) act or omission not in good faith or that involved intentional misconduct or a knowing violation of law; (iii) unlawful payment of dividends or redemption of shares; or (iv) breach of the director’s duty of loyalty to the corporation or its stockholders.

Section 145(a) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation’s best interests, except that no indemnification shall be permitted without judicial approval if a court has determined that the person is to be liable to the corporation with respect to such claim.

Section 145(c) of the DGCL provides that, if a present or former director or officer has been successful in defense of any action referred to in Sections 145(a) and (b) of the DGCL, the corporation must indemnify such officer or director against the expenses (including attorneys’ fees) he or she actually and reasonably incurred in connection with such action.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.

Our certificate of incorporation and our bylaws, as amended, provide for the limitation of liability and indemnification of our directors and officers to the fullest extent permitted under the DGCL.

We have also entered into separate indemnification agreements with our directors and officers in addition to the indemnification provided for in our certificate of incorporation, as amended, and our bylaws. These indemnification agreements provide, among other things, that we will indemnify our directors and officers for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred by a director or officer in any claim, action or proceeding arising in his or her capacity as a director or officer of the company or in connection with service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or officer makes a claim for indemnification.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits

See Exhibit Index on Page II-6 of this registration statement.

Item 17.	Undertakings

(a)     The undersigned registrant hereby undertakes as follows:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

        (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:

       (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

       (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 (i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)     That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)     That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)     That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Midvale, Utah, on November 7, 2018.

ZAGG Inc

By: /s/ Chris Ahern	By: /s/ Bradley J. Holiday
Chris Ahern	Bradley J. Holiday
CEO & Director	Chief Financial Officer
(Principal Executive Officer)	(Principal Accounting and Financial Officer)

Signature	Title	Date

/s/ Chris Ahern Chris Ahern	CEO, & Director (Principal Executive Officer)	November 7, 2018

/s/ Bradley J. Holiday Bradley J. Holiday	Chief Financial Officer (Principal Accounting and Financial Officer)	November 7, 2018

/s/ Cheryl A. Larabee Cheryl A. Larabee	Director, Chairperson	November 7, 2018

/s/ Daniel R. Maurer Daniel R. Maurer	Director	November 7, 2018

/s/ P. Scott Stubbs P. Scott Stubbs	Director	November 7, 2018

/s/ Michael T. Birch Michael T. Birch	Director	November 7, 2018

EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement (as applicable, to be filed by amendment hereto or pursuant to an Exchange Act report of registrant and incorporated herein by reference)
5.1	Opinion of Durham Jones & Pinegar, P.C.
23.1	Consent of KPMG LLP
23.2	Consent of Durham Jones & Pinegar, P.C. (included in Exhibit 5.1)